Exhibit 99.1

[MSC.Software Letterhead]

April 5, 2004

Directors and Executive Officers of

MSC.Software Corporation

Notice is hereby given that MSC.Software Corporation (the “Company”) has suspended purchases and sales of the Common Stock of the Company under the Company’s Retirement Plan effective March 31, 2004.  Such purchases and sales have been suspended because of the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2003, which has caused the Company’s Registration Statement on Form S-8 in connection with such purchases and sales to be unavailable.  The suspension will be effective until the Company has filed all required reports under the Securities Exchange Act of 1934.  The Company currently does not know when all the required reports will be filed.  Except as otherwise provided in Section 101(c) of Regulation BTR promulgated by the Securities and Exchange Commission, it is unlawful under section 306(a)(1) of the Sarbanes-Oxley Act of 2002 for any director or executive officer of the Company, directly or indirectly, to purchase, sell or otherwise acquire or transfer any equity security of the Company during such suspension if the director or executive officer acquires or previously “acquired such equity security in connection with his or her service of employment as a director or executive officer” (as defined in Section 101(b) of Regulation BTR).

Because the suspension is based upon the Company’s failure to file its Annual Report on Form 10-K, advance notice of the suspension was not practicable.  If you have any questions, please contact the undersigned at the above-referenced address or by telephone at (714) 444-8585.

Very truly yours,

MSC.Software Corporation

/s/ Louis A. Greco
Louis A. Greco
Executive Vice President,
Chief Financial Officer and
Corporate Secretary